EXHIBIT 99.2

 KBCM 2017 Consumer Conference

 Cautionary Note on Forward-Looking Statements (Non-GAAP, Safe Harbor)  This presentation may include forward-looking statements. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of our control. Havertys’ actual results and financial condition may differ, possibly materially, from what is indicated in those forward-looking statements. For a discussion of some of the risks and factors that could affect Havertys’ future results and financial condition, please see the description of “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016. This presentation refers to certain non‐GAAP information which excludes the effects of pension settlement costs and certain other items recorded during the periods presented. Reconciliations of this non‐GAAP information to the most directly comparable GAAP measure are provided in the Appendix. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Havertys’ operating results, as well as when planning, forecasting and analyzing future periods. The statements in the presentation are current only as of its date, November 15, 2017.

  Established 1885 IPO October 1929 Cash dividend since 1935

    Retail Footprint: 124 Stores across 16 states 4.5 M retail sq.ft.   18 stores  29 stores  24 stores  18 stores  29 stores

    August sales were slightly above the previous peak, and 39% above the 2009 trough.

HAVERTYS' Strategic Advantages

- Attractive Target Customer
- Brand Strength
- Appealing Store Base in Good Markets
- Exclusive Merchandise – Flexibly Sourced
- In-Home Design
- Omnichannel Capabilities
- State-of-Art Store / Distribution Systems
- Financially Sound
- Experienced Management Team

HAVERTYS
INVESTOR PRESENTATION
December 5, 2017

   Key attributes of our target consumer  Style-conscious, trend aware Pays attention to value but favors right item over right price  College educatedHomeownerMarriedHousehold income > $75k  Seeks information from multiple sources – online & offlineLooks to social media for trends, opinions & ideas

       Brand /Retailer Landscape                                                                              $$$$  $$$  $$  $  Furniture Price Points

 “The STORE is the most powerful physical expression of the brand”.” Steve Jobs

   Strategic Use of Name Brands

Exclusive Merchandise

- Primarily Havertys Brand
- Mid- to upper middle price points
- Large array of styles





- Sourced to our specs
- Variety of custom options
- Regional diversity

HAVERTYS
INVESTOR PRESENTATION
December 5, 2017

 Exclusive Merchandise Variety of Styles

 Exclusive Merchandise Variety of Styles

 Exclusive Merchandise Variety of Styles

 Strategic Sourcing  Substantially all case goods are importedDirect Imports - 34% of 2016 case goods salesWork with outside designers to develop collectionsSelect factoriesUse dedicated quality control team to inspect product in factories

 Price Point Array  $2,399  $799  $1,199

 Price Point Array  $2,149  $999  $1,599

   Price Point Array  $1,949  $2,999  $4,999

 Price Point Array  $4,499  $1,799  $999

 H Design: Free in-home service   YTD Q3 2017 – 20.7% of sales, FY 2016 – 19.7% and 16.2% in 2015H Designer sales ticket twice overall averageStrongest in Florida and in major markets120 designers at Q3 2017

 Average Ticket Drivers   Custom orders – YTD Q3 – 23.5% of upholstery sales – total custom order sales up 6.2% Accessories & rugs – YTD Q3 – sales up 7.7%

 Omnichannel  Developing a customer experience of frictionless shopping and brand consistencyAcross devicesAcross channels At any point in the shopping journey

Key components of an omnichannel retailer (NRF)

	Ability to research & shop consistently across channels	Website and Mobile Optimized Experiences	Shipping and Fulfillment Options	Customer Service Options
HVT Current Capabilities	• Product information • Product availability	• Fully responsive site • 2D & 3D Planners • Customization functionality	• Schedule delivery across store footprint • Delivery confirmation at POP • Self service	• FAQs & reviews • Centralized customer service across channels

HAVERTYS
INVESTOR PRESENTATION
December 5, 2017

 Havertys.com - Display and feel mimics store presentation

 Havertys.com

   …and mobile

 Professional Home Delivery

 Optimize Flow of Product   3 DC’s in largest markets4 cross dock facilitiesExpanded FDCExpanding WDC

   Total Stores   $116,000,000     Other improvements   $24,600,000     102 stores  Remodels/expansions         $44,700,000    21 stores  New Locations $46,700,000   Store Capital Expenditures 2010 - 2016

 Expansion – Transformation

 Expansion – Transformation

 Sales per square foot

 Comp Sales Growth : 5 Year Stack

 Net Sales and EBITDA   2014 adj. $21.6 M for pension settlement expense   Net Sales(millions)  EBITDA % of Sales   EBITDA(millions)

 Free Cash Flow and Returned to Shareholders

 2017 Q3 Actual vs Prior Year

 2017 YTD Q3 Actual vs Prior Year

Financial improvements driven by strategic priorities

Financial Improvement	Strategic Priority	
Increase Sales per Square Foot	• Customer focus • On trend merchandise • Omnichannel engagement	Sales / Sq. Foot

Driving higher gross margins	• Lower markdowns
	  • Quality / Handling
	  • Assortment rationalization
	• Sourcing
		Margins

Leverage Advertising	• Change mix • More efficient spend	Advertising Expenses
Reduce Capital Expenditures (Beyond 2017)	• Low store growth • No new DC's • Completed Bright Inspiration & Design Centers	Cap Ex

HAVERTYS
INVESTOR PRESENTATION
December 5, 2017

Experienced Team

Senior Leadership				
				
Clarence Smith **Chairman, President and CEO**	**Steve Burdette** **EVP, Operations**	**Richard Gallagher** **EVP, Merchandising**	**Richard Hare** **EVP, CFO**	**Ed Clary** **EVP, CIO**
Chairman since 2012. President and CEO since 2003. Over 43 years with Havertys with experience in merchandising, distribution, and store operations.	Responsible for all retail, distribution, home delivery, and customer service operations. Over 34 years with Havertys including 9 years in merchandising.	Responsible for product selection, acquisition, supply chain, and marketing. Over 29 years with Havertys including 17 years in store operations.	Responsible for managing financial risks, financial planning, internal and external reporting. Joined Havertys in 2017, with over 20 years of experience, most recently with Carmike Cinemas, Inc.	Responsible for information technology, its applications in the business, and its integration into long-term strategy. Over 27 years with Havertys including 7 years with distribution functions as additional responsibilities.

Appendix: Reconciliation of GAAP to Non-GAAP Measures